Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

J. Erik Fyrwald, Chairman and Chief Executive Officer of Nalco Holding Company (“Nalco”) and Bradley J. Bell, Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco’s 10-Q financial report (the “Report”) with the Securities and Exchange Commission, covering the calendar quarter ending September 30, 2010, hereby certify as follows:

a.	The Report fully complies with the requirements of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations for Nalco.

/s/ J. ERIK FYRWALD
J. Erik Fyrwald
Chairman, President and Chief Executive Officer
Date: October 27, 2010

/s/ BRADLEY J. BELL
Bradley J. Bell
Executive Vice President and Chief
Financial Officer
Date: October 27, 2010

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